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                                                                     EXHIBIT 3.3

                           CERTIFICATE OF DESIGNATION
                                       FOR
                            SERIES A PREFERRED STOCK
                                       OF
                                  LODGIAN, INC

                         PURSUANT TO SECTION 303 OF THE
                        DELAWARE GENERAL CORPORATION LAW

                  Lodgian, Inc., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that pursuant to the provisions of Section 303 of the Delaware General Corporation Law (the "DGCL"), the Corporation, pursuant to the Order dated November 5, 2002 of the United States Bankruptcy Court for the Southern District of New York (the "Order") adopted the following resolution effective as of November 21, 2002 (the "Effective Time"), which resolution remains in full force and effect as of the date hereof:

         WHEREAS, the Corporation is authorized, pursuant to Section 303 of the DGCL, without further action by its directors or stockholders to put into effect and carry out the Order including making any change in its capital or capital stock;

         WHEREAS, it is the desire of the Corporation, pursuant to such authority, to authorize and fix the terms of the series of Preferred Stock designated as Series A Preferred Stock; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 hereof;

         NOW THEREFORE, be it resolved, that the terms and provisions of such series and all other rights or preferences granted to or imposed upon such series or the holders thereof are as herein set forth:

         SECTION 1. DESIGNATION; RANK. This series of preferred stock shall be designated "Series A Preferred Stock", par value $0.01 per share (the "Series A Preferred Stock"). The initial liquidation preference of each share (a "Share") of Series A Preferred Stock, including shares of Series A Preferred Stock issued as Payment-In-Kind, shall be $25 (the "Initial Liquidation Value"). The Series A Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, dissolution and winding-up, senior to all Junior Securities.

         SECTION 2. AUTHORIZED NUMBER. The number of authorized Shares constituting the Series A Preferred Stock shall be 7,100,000. The initial number of Shares issued shall be 5,000,000 with an aggregate Initial Liquidation Value of $125,000,000. The additional authorized Shares allow for the payment of the Pay-In-Kind dividends pursuant to Section 3 hereof.

         SECTION 3. DIVIDENDS.

         (a) General Obligation. To the extent permitted under applicable law, dividends on each Share shall accrue annually in arrears at a rate of 12.25% per annum of the Liquidation Value thereof (the "Dividend Rate"), from November 21, 2002 (the "Date of Issuance") to the date on which the Liquidation Value of each such Share has been paid in full. Such dividends shall accrue whether or not they have been earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

         (b) Dividend Payment Date. The accrued dividends shall be payable, in accordance with the terms of subsection (c), on November 21 of each year, starting with November 21, 2003 (each a "Dividend Payment Date") to the holders of record of Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record date as shall be fixed by the Board of Directors not more than 60 or less than 10 days preceding such Dividend Payment Date.


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         (c) Payment Method. The Corporation shall make dividend payments on each Dividend Payment Date in accordance with the following provisions:

                  (i) On the first Dividend Payment Date following the Date of Issuance the Corporation shall Pay-In-Kind all dividends;

                  (ii) On each of the two consecutive Dividend Payment Dates following the first Dividend Payment Date, the Corporation, at the sole discretion of its Board of Directors, shall pay all accrued and unpaid dividends either as Payment-In-Kind or, to the extent permitted under applicable law, out of funds legally available therefor, in cash. The Corporation shall give written notice to the record holders of Series A Preferred Stock of its intention to Pay-In-Kind, pursuant to this clause (ii), at least 5 business days prior to the applicable Dividend Payment Date.

                  (iii) On each Dividend Payment Date following the third Dividend Payment Date, the Corporation shall pay, to the extent permitted under applicable law, out of funds legally available therefor, all accrued and unpaid dividends in cash, and to the extent not paid in cash, such dividends shall accrue and accumulate on each such Dividend Payment Date and shall remain accumulated and unpaid dividends until paid.

         (d) Distribution of Partial Dividend Payments. With regards to cash dividends, to the extent the Corporation, in accordance with the foregoing provisions of this Section 3, is limited to paying less than the total amount of dividends then accrued and unpaid with respect to the Series A Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock pro rata based upon the aggregate accrued but unpaid dividends on the Share(s) held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated and unpaid dividends with respect to such Share(s) until paid.

         (e) Dividend Preference. No dividend, distribution, repurchase, redemption, or payment of cash or property (other than solely in shares of common stock or a partial cash dividend on Parity Securities that is paid pro rata on the Series A Preferred Stock) shall be declared, paid, set aside for payment or made on or with respect to any Junior Securities or Parity Securities, either directly or indirectly, unless and until (i) all accrued and unpaid dividends (including all accumulated and unpaid dividends) on each Share that the holder of such Share is entitled to receive pursuant to this Section 3, including pro rata dividends for the period from last Dividend Payment Date to the date of such dividend, distribution, repurchase, redemption or payment, have been paid in full and (ii) the conditions to such dividend, distribution, repurchase, redemption or payment set forth in Section 6 hereof have been satisfied.

         SECTION 4. LIQUIDATION. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of the Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any of the Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all such Series A Preferred Stock outstanding on the date of such liquidation, dissolution or winding up, and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets (or proceeds thereof) to be distributed among the holders of the Series A Preferred Stock and any Parity Securities are insufficient to permit payment in full to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon, in the case of holders of the Series A Preferred Stock, the aggregate Liquidation Value of the Series A Preferred Stock held by each such holder on the date of such liquidation, dissolution or winding up and, in the case of holders of any Parity Securities, the liquidation preference and accumulated and unpaid dividends which they are entitled to pursuant to such Parity Securities. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 10 days prior to the payment date statement therein, to each record holder of Series A Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other Person or Persons, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.


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         SECTION 5. REDEMPTION.

         (a) Optional Redemption. Prior to November 21, 2012, the Series A Preferred Stock shall be redeemable at the option of the Corporation for cash, in whole or in part out of funds legally available therefor, at any time and from time to time, at the redemption prices per share (expressed as a percentage of the Liquidation Value thereof as of the date of such redemption) set forth below (the "Redemption Price"), if redeemed during the twelve-month period beginning November 21 of each of the calendar years indicated below:

YEAR                                               PERCENTAGE
-------------------                                ----------
2002                                                 105%
2003                                                 104%
2004                                                 103%
2005                                                 102%
2006                                                 101%
2007 and thereafter                                  100%

         (b) Mandatory Redemption. On November 21, 2012 (the "Scheduled Redemption Date") the Corporation shall redeem all remaining outstanding Shares out of funds legally available therefor, at a price per Share equal to the Liquidation Value thereof as of the date of such redemption.

         (c) Payment of Redemption Price. For each Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) the Redemption Price in immediately available funds. If the Corporation's funds which are legally available for redemption of Shares on any date of such redemption are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder on the date of such redemption. At each Dividend Payment Date thereafter, all funds of the Corporation that are legally available for the redemption of Shares shall immediately be used to redeem the balance of the Shares which the Corporation did not redeem on the date of such redemption. Without limiting any rights of the holders of Series A Preferred Stock which are set forth in the Certificate of Incorporation of the Corporation or are otherwise available under law, the balance of the Shares which the Corporation has become obligated to redeem on the date of any such redemption but which it has not redeemed shall continue to have all of the powers, designations, preferences and relative participating, optional, and other special rights (including without limitation, rights to accrue dividends) which such Shares had prior to such date, until the Redemption Price has been paid in full with respect to such Shares.

         (d) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of Series A Preferred Stock to each record holder not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within 3 business days after surrender by such holder of the certificate representing the redeemed Shares.

         (e) Dividends After Redemption Date; Rights of Stockholder. No Share is entitled to any dividends accruing after the Redemption Date of such Share. On such Redemption Date all rights of the holder of such Share as a holder shall cease, and such Share shall not be deemed to be outstanding.

         (f) Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred thereafter.

         SECTION 6. PRIORITY OF SERIES A PREFERRED STOCK ON DIVIDENDS AND REDEMPTIONS.

         So long as any Shares remain outstanding, without the prior written consent of the holders of a majority of the outstanding Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, retire, purchase or otherwise acquire for value directly or indirectly any Junior Securities or Parity Securities (other than upon


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conversion of convertible preferred stock into common stock), nor shall any moneys or property be paid into or set apart, or made available for the purchase, redemption or other retirement of any Junior Securities or Parity Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution (either in cash or property) with respect to any Junior Securities or Parity Securities (other than dividends payable in compliance with Section 3(e)).

         SECTION 7. VOTING RIGHTS.

         (a) General. The holders of Series A Preferred Stock shall have no voting rights other than those voting rights prescribed by law or set forth in this Certificate of Designation.

         (b) Corporate Action Requiring Affirmative Vote of Holders of Shares of Series A Preferred Stock. So long as any Shares are outstanding, the Corporation shall not:

         (i) Without first obtaining the consent, given in person or by proxy, either in writing or at any meeting called for that purpose, of the record holders of at least a majority of the Shares then outstanding,

                  (1) increase the authorized number of Shares;

                  (2) amend, alter, change, or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or Bylaws of the Corporation or any terms or provisions of this Certificate of Designation so as to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock; or

                  (3) enter into a share exchange, reorganization, recapitalization or other similar transaction that affects the Series A Preferred Stock, or consolidate, merge with or into, or enter into a business combination with, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another Person, unless (A) the entity formed by such consolidation, merger or business combination (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, and (B) if the Corporation is not the resulting entity, the Shares are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative rights, qualifications, limitations and restrictions that Shares of the Series A Preferred Stock had immediately prior to such transaction (it being understood that the resulting entity shall thereafter be deemed to be the "Corporation" for all purposes of this Certificate and the predecessor shall be relieved of all obligations with respect to the Series A Preferred Stock).

         (ii) For the purpose of this Section 7, except as otherwise specifically provided, the holders of Series A Preferred Stock shall vote as one class, and each holder of Series A Preferred Stock shall be entitled to one vote for each Share held. The consent or votes under this Section 7 shall be in addition to any approval of stockholders of the Corporation that may be required by law or pursuant to any provision of the Corporation's Certificate of Incorporation or Bylaws.

         SECTION 8. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

         SECTION 9. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, extraction or mutilation of any certificate evidencing any Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such


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certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         SECTION 10. DEFINITIONS. Unless defined elsewhere herein, each capitalized term shall have the meaning assigned to such term below:

         "Date of Issuance" shall have the meaning set forth in Section 3.

         "Dividend Rate" shall have the meaning set forth in Section 3.

         "Dividend Payment Date" shall have the meaning set forth in Section 3.

         "Initial Liquidation Value" shall have the meaning set forth in Section 1.

         "Junior Securities" means any of the Corporation's securities (except for the Series A Preferred Stock), whether presently issued and outstanding or hereafter authorized and issued, the terms of which do not expressly provide that such securities rank senior to or on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the Corporation's liquidation, dissolution and winding-up.

         "Liquidation Value" as to any Share as of any date of determination, means an amount equal to the sum of (x) the Initial Liquidation Value of such Share, (y) all accumulated and unpaid dividends with respect to such Share as of the date of determination and (z) in the case of liquidation pursuant to Section 4 or redemption pursuant to Section 5, all accrued and unpaid dividends with respect to such Share as of the date of such determination, including pro rata dividends for the period from the last Dividend Payment Date to the date of determination, whether or not declared to the date of such determination.

         "Order" shall have the meaning set forth in the preamble.

         "Parity Securities" means any class or series of the Corporation's securities, whether presently issued and outstanding or hereafter authorized and issued, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the Corporation's liquidation, dissolution and winding-up.

         "Pay-In-Kind" or "Payment-In-Kind" with respect to any Dividend Payment Date, means the issuance by the Corporation to each holder of record of one or more outstanding Shares a number of additional Shares (or fractional portion thereof) that have an aggregate Liquidation Value equal to the amount of accrued dividends on such outstanding Share(s) as of such Dividend Payment Date.

         "Person" means any individual, sole proprietorship, partnership (including a limited partnership), joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, limited liability company, joint stock company, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other business entity.

         "Redemption Date" as to any Share means the Scheduled Redemption Date or the applicable date specified herein in the case of any other redemption; provided, that no such date shall be a Redemption Date unless the applicable Redemption Price is actually paid in full in cash, and if not so paid, the Redemption Date shall be the date on which such Redemption Price is fully paid in cash.

         "Redemption Price" shall have the meaning set forth in Section 5.

         "Scheduled Redemption Date" shall have the meaning set forth in Section 5.

         "Series A Preferred Stock" shall have the meaning set forth in Section
1.


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         "Share" shall have the meaning set forth in Section 1.

         "Stock" means all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), including without limitation, any securities with profit participation features, and any rights, warrants, options or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interests, participations or other equivalents, or such other securities, directly or indirectly (or any equivalent ownership interests, in the case of a Person which is not a corporation).

         "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether, at the time, Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially or controlled, directly or indirectly, by such Person and/or one or more Subsidiaries of such Person, or any combination thereof, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, (ii) any partnership, limited liability company, association or other business entity, in which such Person and/or one or more Subsidiaries of such Person shall have 50% or more of the partnership or other similar ownership interests thereof (whether in the form of voting or participation in profits or capital contribution), and (iii) all other Persons from time to time included in the consolidated financial statements of such Person. For purposes hereof, a Person or Persons shall be deemed to have 50% or more ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated 50% or more of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         SECTION 11. AMENDMENT AND WAIVER. No amendment, modification or waiver shall be binding or effective with respect to any of the provisions stating the number, designation, relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, without the prior written consent of the holders of at least a majority of Shares then outstanding.

         SECTION 12. NOTICES. Except as otherwise expressly provided herein, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given four business days after being deposited in the mail (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).


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         IN WITNESS WHEREOF, Lodgian, Inc. has caused this Certificate of
Designation to be signed by the undersigned this 21st day of November 2002.

                                         LODGIAN, INC.


                                         By: /s/ Daniel E. Ellis
                                             ----------------------------------
                                         Name: Daniel E. Ellis
                                         Title: Vice President and Secretary


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